                                                                   EXHIBIT 10.7


                                    SUBLEASE

1. PARTIES. This Sublease ("Sublease") is entered into as of the 3rd day of April 1997, by and between Aerogen, Inc., ("Sublessee"), and Microbar, Inc., ("Sublessor"), as a Sublease under the Lease dated December 17, 1996, ("Master Lease") entered into by The Realty Associates Fund III, L.P., as Lessor ("Master Lessor"). A copy of the Master Lease is attached hereto, marked Exhibit "A," and incorporated herein by reference. Pursuant to the Master Lease, Sublessor leases from Master Lessor approximately 75,000 of space (the "Original Premises") located in those certain buildings ("Buildings") at 1310 Orleans Drive and 1252 Orleans Drive, Sunnyvale, California. Except as otherwise expressly provided herein, any capitalized terms used herein and not defined, shall have the same meaning as they have in the Master Lease.

2.       PROVISIONS CONSTITUTING SUBLEASE.

         A. This Sublease is and at all time shall be subject and subordinate to the Master Lease. Sublessee shall take no action which would cause Sublessor to be in default of its obligations under the Master Lease, and Sublessee shall assume and perform all of its obligations under this Sublease, (including those obligations of Sublessor under Master Lease that are incorporated herein and are the obligation of Sublessee) and Sublessee shall indemnify and hold Sublessor harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorneys' fees and costs, arising out of Sublessee's failure to do so. Sublessor shall fully perform all of its obligations under the Master Lease (except to the extent any of the same are the obligation of Sublessee hereunder) and shall indemnify and hold Sublessee harmless from and against all liability, costs, damages, claims, demands and expenses, including reasonable attorneys' fees and costs, arising out of Sublessor's failure to do so. Each party's obligations under this Paragraph 2.A shall survive the expiration or earlier termination of this Sublease. Upon any termination of the Master Lease, this Sublease shall terminate concurrently therewith except as otherwise provided in the Consent of Landlord to Sublease and without any liability of Sublessor to Sublessee; provided, however, that a lease termination due to Sublessor's default of its obligations under the Master Lease or this Sublease, shall be subject to the indemnification set forth above. Sublessor shall not enter into any amendment or modification of the Master Lease materially adversely affecting Sublessee's use of or right to possession of the Premises (as defined below) without the prior written consent of Sublessee which will not be unreasonably withheld (and except as may be specifically permitted by this Sublease). Notwithstanding the foregoing, Sublessor shall have the right, at its sole election, to exercise any discretionary right to terminate the Master Lease granted Sublessor in the Master Lease as of the date hereof.

         B. All of the terms and conditions contained in the Master Lease which are not in conflict with the provisions of this Sublease are incorporated herein with respect to

                                      1 of 7
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the Premises, except for Article 1 paragraphs 5, 6, 7, 8, 9, 10, 11, 12, 15 and 18, Article III (but excepting Section 3.7 from this exclusion), Section 4.6, Section 12.1, Article XX, Section 21.1, Exhibits A and D, and paragraphs 1 through 5.7 through 10, 11(a), 11(g) and 11 (h) of the Addendum to Lease, as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee and each reference therein to Commencement Date shall mean the Commencement Date as used in this Sublease), and along with all of the following paragraphs set up in this Sublease shall be the complete terms and conditions of this Sublease. With respect to obligations or services to be performed or provided by Master Lessor under the Master Lease including without limitation those set forth in Articles IX, X, XII and XIII, Sublessee agrees Sublessor's sole obligation shall be to exercise reasonable efforts to require Master Lessor to comply with such obligations as provided in Section 18 hereof.

3. PREMISES. Sublessor leases to Sublessee, and Sublessee hires from said Sublessor, subject to the terms and conditions contained herein, approximately 25,000 square foot of space, located at 1310 Orleans Drive, Sunnyvale, County of Santa Clara, California, (the "Premises"), as more particularly shown on Exhibit B attached hereto.

4.       TERM.

    4.1 TERM. The term of this Sublease shall be for a period commencing on that date which is forty-five (45) days after the full execution of this Sublease, and the consent thereto of Master Lessor (the "Commencement Date"), and ending on that date which is one day prior to the third anniversary of the Commencement Date, provided that if such date does not fall on the last day of a calendar month the term shall be extended to the last day of such month, or such earlier date as the Master Lease may be terminated pursuant to the terms thereof. The parties agree to execute a writing memorializing the Commencement Date once it has been established. Sublessee shall be obligated to accept possession of the Premises on the Commencement Date whether or not the Tenant Improvements (as defined herein) have been substantially completed.

    4.2 DELAY IN COMMENCEMENT. Notwithstanding said Commencement Date, if for any reason Sublessor cannot delivery possession of the Premises to Sublessee on such date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is delivered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within thirty (30) days from such Commencement Date, Sublessee may, at Sublessee's option, by notice in writing to Sublessor, cancel this Sublease by providing written notice thereof to Sublessor within ten (10) days after the expiration of the aforesaid thirty (30) day period. Effective immediately, if this Sublease is canceled as herein provided, Sublessor shall return any monies previously deposited by Sublessee and the parties shall be discharged from all obligations hereunder.

    4.3 EARLY POSSESSION. Upon full execution of this Sublease and delivery of the Letter of Credit in accordance with Section 8 B., Sublessor shall permit Sublessee to

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


occupy the Premises for the purpose of constructing the Tenant Improvements prior to the Commencement Date subject to all of the provisions of this Sublease except the obligation to pay rent. Such early possession shall not advance the termination date of this Sublease.

5. RIGHT OF FIRST REFUSAL TO EXTEND: Sublessee will have a one-time right of first offer to extend the Sublease, if Sublessor determines that it will not utilize the subject premises for any length of time after the expiration date of the Sublease term. Sublessor will notify Sublessee that the space is available, and on what terms Sublessor would be willing to sublease the space not later than September 30, 1999. Except as modified by any terms specifically addressed in Sublessor's Notice, the terms of the Sublease will apply to the space. Sublessee will have 10 business days to notify Sublessor of Sublessee's election to extend the Sublease. If Sublessee exercises its right to sublease the space, Sublessor and Sublessee will amend the Sublease, modify the rent and other Sublease terms affected by the extension of the Sublease. If, however, Sublessee elects not to lease the space or Sublessee fails to notify Sublessor of Sublessee's election to lease the space within a 10 business-day period, Sublessor will have the right to sublease the space to a third party without further notice to Sublessee.

6. TENANT IMPROVEMENTS: Subject to Sublessee's satisfaction of the condition set forth in Section 8 B. and this Section 6, Sublessor agrees to fund $100,000 (the "Allowance") of the cost of the Tenant Improvements described and referred to in Exhibit C attached hereto. Notwithstanding the foregoing or anything contained herein to the contrary, Sublessor's obligation to fund the Allowance or any portion thereof shall be subject to the condition precedent that Sublessor receives the Allowance from Master Lessor in accordance with the Master Lease. Provided Sublessor has received such funds from Master Lessor, Sublessor agrees to reimburse Sublessee for costs incurred by Sublessee to construct the Tenant Improvements described on Exhibit C attached hereto (collectively, the "Tenant Improvements") in an amount not to exceed $100,000, provided further that (a) prior to commencing construction of the Tenant Improvements, Sublessee has obtained Sublessor's and Master Lessor's approval of the Tenant Improvements and the plans and specifications therefor in writing; (b) if requested by Master Lessor, Sublessee has furnished Master Lessor with a lien and completion bond in form and amount reasonably satisfactory to Sublessor and Master Lessor (provided Sublessor may not withhold its approval if Master Lessor approves); (c) Sublessee has entered into a contract with McClarney Construction as general contractor for the construction of the Tenant Improvements; (d) Sublessee's architect shall have delivered a written certificate to Sublessor that the Tenant Improvements identified in the Request for Payment have been substantially completed in accordance with the approved plans and specifications; (e) Sublessor has received fully executed unconditional lien waivers as to work which was subject of prior Request for Payments and conditional lien waivers as to current work in the form prescribed by law from Sublessee's contractor, all subcontractors and suppliers furnishing labor or materials with respect to the Tenant Improvements; (f) Sublessee has constructed the Tenant Improvements in accordance with the requirements of the Master Lease and this Sublease, and with all applicable laws, codes, permits, and the Americans with Disabilities Act; (g) Sublessee has furnished its Request for Payment no later than July 3, 1997; and (h) Sublessee has complied with the

                                      3 of 7

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terms of the Master Lease respecting the Tenant Improvements. All work to be performed by Sublessee pursuant hereto shall be performed in good and workmanlike manner using new materials. Sublessee agrees to use reasonable efforts to complete the Tenant Improvements prior to the Commencement Date or within a reasonable time period following the Commencement Date.

7. RENT. Rent shall commence on the Commencement Date (as defined herein). The monthly rent shall be payable in advance on the first day of each calendar month as follows:

         Base Rent:

         Months 01-12 $1.40 per square foot per month NNN ($35,000.00 per month) Months 13-24 $1.45 per square foot per month NNN ($36,250.00 per month) Months 25-36 $1.50 per square foot per month NNN ($37,500.00 per month)


         Sublessee shall pay Sublessor upon the execution hereof the sum of Thirty-five Thousand Dollars ($35,000.00) as rent for the first month of the Term. Rent for any period during the term hereof which is less than one month shall be a pro-rata portion of the monthly installment. In addition to base rent, Sublessee shall pay as additional rent ("Additional Rent") within three
(3) days after demand all other amounts payable by Sublessor under the Master Lease (other than the Monthly Rent referred to in paragraph 1.9 of the Lease) which are incurred at the request of Sublessee or which are applicable to the Premises. It is the intent of the parties that Sublessee shall pay all costs and expenses relating to the Premises which arise under the Master Lease, whether or not such costs and expenses are specifically referred to herein.

         Rent shall be payable to Sublessor in lawful money of the United States, without prior notice, demands, or offset.

         In the event of any casualty or condemnation affecting the Premises, rent payable by Sublessee shall be abated hereunder, but only to the extent that rent under the Master Lease is abated with respect to the Premises. Sublessee waives any right to terminate the Sublease in connection with such casualty or condemnation except that to the extent such right is granted Sublessor under the Master Lease, Sublessee shall have the same right with respect to the termination of this Sublease.

8.       SECURITY DEPOSIT PROVISIONS.

         A. Upon the execution of this Sublease, Sublessee shall deposit with Sublessor a cash security deposit in the amount of thirty-seven thousand five hundred dollars ($37,500.00) (the "Security Deposit"). Sublessor may apply all or part of the Security deposit to any unpaid rent or other charges due from Sublessee or to cure any other defaults of Sublessee. If Sublessor uses any part of the Security Deposit, Sublessee shall restore the Security Deposit to its full amount within thirty (30) days after Sublessor's written request. No interest shall be paid on the Security Deposit. Sublessor shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Sublessor shall refund

                                      4 of 7
the unused portion of the Security Deposit to Sublessee within thirty (30) days after the expiration or earlier termination of this Sublease.

         B. In addition to the Security Deposit, Sublessee shall deliver to Sublessor, promptly after the date that Master Lessor consents to this Sublease, an irrevocable unconditional standby letter of credit made payable to Sublessor in the amount of ninety thousand dollars ($90,000) (the "Letter of Credit") as additional security for the performance of Sublessee's obligations under this Sublease. The Letter of Credit shall be issued by a bank selected by Sublessee, and approved by Sublessor, and shall be in form acceptable to Sublessor, with an expiration date no less than one (1) year after issuance, and shall permit Sublessor to draw on the Letter of Credit by presentation of a sight draft in an amount equal to the extent of costs to cure a breach or default of this Sublease by Sublessee, provided Sublessor has given Sublessee any notice and grace period required under this Sublease with respect thereto. The Letter of Credit also shall provide that if it is not renewed or replaced with a substitute letter of credit no later than twenty (20) business days before the expiration date of the Letter of Credit, then Sublessor may draw down the Letter of Credit. Within thirty (30) days after the expiration or earlier termination of this Sublease or as soon thereafter as is practical, Sublessor shall return to Sublessee the original or replacement Letter of Credit, or so much thereof as remains after curing any defaults of Sublessee hereunder, including without limitation, any failure to surrender the Premises in the condition required pursuant to Section 19 hereof.

         C. Sublessor's obligations under this paragraph 8 shall survive the expiration or earlier termination of this Sublease.

9. SIGNAGE: Sublessee has the right to monument signage in appropriate locations (subject to city and Master Lessor approval).

10. USE. The Premises shall be used and occupied only for research and development purposes, sales of medical devices and other legal related uses.

11. BROKERS. Sublessor and Sublessee each represent and warrant to the other that it has dealt only with CPS as brokers ("Brokers") in connection with this Sublease transaction. Each of the Sublessor and Sublessee shall indemnify and hold harmless the other from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys fees) arising out of or related to any breach of such party's representation and warranty set forth in this Paragraph 11. The commission due to Brokers pursuant to this lease transaction shall be paid per separate agreement by Sublessor.

12. CONDITION OF PREMISES. Sublessee hereby accepts the Premises in their "as-is" condition existing as of the date hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and relating to the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

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13.      PARKING. Sublessee shall be entitled to 25% of all on-site parking spaces provided at the Project.

14. REPRESENTATIONS AND WARRANTIES. Sublessor hereby represents and warrants to Sublessee as follows: the copy of the Master Lease attached hereto as Exhibit "A" is accurate and complete; the Master Lease constitutes the entire agreement between Master Lessor and Sublessor with respect to the Premises; there are no defaults under the Master Lease, and to the best of Sublessor's knowledge, no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default under the Master Lease; and Sublessor has not assigned or sublet the Premises to any other party, nor has Sublessor encumbered the Premises or its leasehold estate pursuant to the Master Lease.

15. COUNTERPARTS. This Sublease may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

16. ATTORNEYS' FEES. In any action between the parties arising out of this Sublease, the prevailing party in the action shall be entitled, in addition to damages, injunctive relief or other relief; to its reasonable costs and expenses including, without limitation, costs and reasonable attorneys' fees fixed by the court.

17. OBTAINING MASTER LESSOR'S CONSENT. Sublessor shall use commercially reasonable efforts to obtain Master Lessor's consent to this Sublease pursuant to the Master Lease. If Sublessor fails to so obtain Master, Lessor's consent substantially in the form of Exhibit F attached hereto on or before May 9, 1997, then Sublessee, at its option, shall have the right to terminate this Sublease by delivering to Sublessor at any time thereafter written notice of Sublessee's election, In such event, Sublessor shall immediately return to Sublessee all amounts previously paid by Sublessee to Sublessor under this Sublease.

18. SUBLESSOR'S OBLIGATIONS. To the extent that the provision of any services or the performance of any maintenance or any other act (singly and/or collectively, "Master Lessor Obligations") is the responsibility of Master Lessor, Sublessor, upon Sublessee's request, shall make reasonable efforts to cause Master Lessor to perform such Master Lessor Obligations; provided, however, that in no event shall Sublessor be liable to Sublessee for any liability, loss or damage whatsoever in the event that Master Lessor shall fail to perform the same, nor shall Sublessee be entitled to withhold rent or terminate this Sublease.

         Except as provided in this paragraph 18, Sublessee acknowledges that Sublessor is not in a position to furnish the services set forth in the Master Lease, obtain a nondisturbance agreement, or to perform certain other obligations which are not within Sublessor's control, including without limitation, maintenance, repairs and replacements, compliance with laws, and restoration of the Premises or Buildings after casualty or condemnation. Notwithstanding anything to the contrary contained therein, Sublessee agrees to look solely to the Master Lessor to furnish and perform all services and obligations of Master Lessor under the Master Lease.

                                      6 of 7

19. SURRENDER OF PREMISES. Notwithstanding anything in the Sublease or Master Lease to the contrary, Sublessee agrees to surrender the Premises at or upon the expiration or termination of this Sublease in shell condition with all Tenant Improvements demolished and free of debris, as more particularly described in Exhibit D attached hereto.

SUBLESSOR:  MICROBAR, INC.                       SUBLESSEE:  AEROGEN, INC.

By:  /S/ James D. Paradee                        By:  /S/ Andrew Heath
   ----------------------------                     ----------------------------
Title:  C.F.O                                    Title:  C.E.O
      -------------------------                        -------------------------
Date: 4/25/97                                    Date: 4/25/97
     --------------------------                       --------------------------


CONSENT BY MASTER LESSOR:  See attached Exhibit F.

Exhibit A -       Master Lease
Exhibit B -       Premises
Exhibit C -       Tenant Improvements
Exhibit D -       Sublessee's Surrender Obligations
Exhibit E -       Sublessee's Environmental Questionnaire
Exhibit F -       Consent of Master Lessor

                                     7 of 7
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                               AMENDMENT NO. 1 TO

                                    SUBLEASE

This Amendment No. 1 ("Amendment No. 1") dated for reference purposes only July 1, 1999 amends as set forth below that certain Sublease, dated as of April 3, 1997 (the "Sublease") by and between MICROBAR, INC. ("Sublessor") and AEROGEN, INC. ("Sublessee"). Capitalized terms not defined herein shall have the same meaning as defined in the Sublease unless the context requires otherwise.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                    AGREEMENT

1) Sublessor and Sublessee hereby agree to the following modifications to the Sublease.

       a) SECTION 4.1. TERM is hereby amended so that the expiration date of the Sublease shall be December 31, 2001.

       b) Section 5. Right Of First Offer To Extend is hereby amended to read as follows:

              "If Sublessor does not need of the Premises for its own business purposes, which need shall be determined in Sublessor's sole and absolute discretion (i.e. if the space becomes available to lease to any third party), then Sublessee will have a one-time right of first offer to extend the term of this Sublease for a period of one (1) year. If Sublessor will not need the Premises beyond the initial term hereof, Sublessor will notify Sublessee on or prior to May 30, 2001 that the space will become available, and on what terms Sublessor would be willing to sublease the space. Except as modified by any terms specifically addressed in Sublessor's Notice, the terms of the Sublease will apply to the space. Sublessee will have 30 business days to notify Sublessor of Sublessee's election to extend the Sublease. If Sublessee exercises its right to sublease the space, Sublessor and Sublessee will amend the Sublease, modify the rent and other Sublease terms affected by the extension of the Sublease. If, however, Sublessee elects not to lease the space or Sublessee fails to notify Sublessor of Sublessee's election to lease the space within a 30 business-day period, Sublessor will have the right to sublease the space to a third party without further notice to Sublessee. In the event that Sublessor does not notify Sublessee on or prior to May 30, 2001 that the space will become available, then Sublessee shall have no further rights hereunder."

       c)     SECTION 7. RENT is hereby amended to read as follows:

             Months 01-12                  $1.40 per square foot per month NNN ($35,000.00 per month)
             Months 13-24                  $1.45 per square foot per month NNN ($36,250.00 per month)
             Months 25-36                  $1.50 per square foot per month NNN ($37,500.00 per month)
             Months 37-48                  $1.55 per square foot per month NNN ($38,750.00 per month)
             Months 49- expiration         $1.60 per square foot per month NNN ($40,000.00 per month)

       d) Section 8.B. is hereby amended to that if there has been no default under this Sublease, then upon the natural expiration of the Letter of Credit in effect at the time of this Amendment, the amount required for a replacement Letter of Credit shall be seventy thousand dollars ($70,000.00).

       e) SECTION 19. SURRENDER OF PREMISES is hereby amended to read as follows:

              "Notwithstanding anything in the Sublease or Master Lease to the contrary, at or upon the expiration or earlier termination of this Sublease, Sublessee agrees to surrender (i) the lab/manufacturing area of the Premises (as shown in Exhibit A) in shell condition with all Tenant Improvements demolished and free of debris, if so requested by Sublessor and otherwise in its as-improved condition, less lab cabinets (ii) the office portion of the Premises in its as-improved condition."

       f) SECTION 20. CROSS DEFAULT. is hereby added and shall read as follows:

              "Any default hereunder shall also be deemed to be a default under that certain sublease by and between Sublessor and Sublessee for those certain premises located at 1306 Orleans Drive, dated as of July 1, 1999."

2) Except as set forth in this Amendment No. 1, the Sublease continues in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

SUBLESSOR:  MICROBAR, INC.                       SUBLESSEE:  AEROGEN, INC.

By:  /S/ Bruce M. Juhdlo                         By:  /S/ Jane E. Shaw
   ----------------------------                     ----------------------------
            (signature)                                       (signature)

By:  BRUCE M. JUHDLO                             By:  JANE E. SHAW
   ----------------------------                     ----------------------------
          (printed name)                                    (printed name)

Its:  C.E.O                                      Its:  C.E.O.
   ----------------------------                     ----------------------------

                            CONSENT OF MASTER LESSOR

THE REALTY ASSOCIATES FUND III, L.P., the Master Lessor under the Sublease hereby consents to the foregoing Amendment No. 1 to the Sublease.

Master Lessor:

THE REALTY ASSOCIATES FUND III, L.P.

By:
   ------------------------------------------
                  (signature)

Name:
     ----------------------------------------
Title:
      ---------------------------------------
Date:
     ----------------------------------------

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                         EXHIBIT A - AMENDMENT TO LEASE

                               1310 ORLEANS DRIVE




                                   [GRAPHIC]